Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Unaudited		Unaudited
	For the Fiscal Quarter		For the Fiscal Year
	Ended		Ended
	(13 weeks)	(14 weeks)	(52 weeks)	(53 weeks)
(Amounts in thousands, except per share data)	4/29/2017	4/30/2016	4/29/2017	4/30/2016
Sales	$412,706	$417,070	$1,520,060	$1,525,398
Cost of sales	244,506	253,062	913,518	943,362
Gross profit	168,200	164,008	606,542	582,036
Selling, general and administrative expense	125,437	129,763	475,961	459,647
Operating income	42,763	34,245	130,581	122,389
Interest expense	279	121	1,073	486
Interest income	302	254	981	827
Income from Continued Dumping and Subsidy Offset Act, net	—	—	273	102
Other income (expense), net	(309)	(176)	(22)	2,211
Income before income taxes	42,477	34,202	130,740	125,043
Income tax expense	14,248	11,255	43,756	44,080
Net income	28,229	22,947	86,984	80,963
Net income attributable to noncontrolling interests	(232)	(229)	(1,062)	(1,711)
Net income attributable to La-Z-Boy Incorporated	$27,997	$22,718	$85,922	$79,252

Diluted weighted average shares	49,181	50,262	49,470	50,765

Diluted net income attributable to La-Z-Boy Incorporated per share	$0.57	$0.45	$1.73	$1.55

Dividends declared per share	$0.11	$0.10	$0.42	$0.36

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

	Unaudited
(Amounts in thousands, except par value)	4/29/2017	4/30/2016
Current assets
Cash and equivalents	$141,860	$112,358
Restricted cash	8,999	8,977
Receivables, net of allowance of $2,563 at 4/29/17 and $3,145 at 4/30/16	150,846	146,545
Inventories, net	175,114	175,589
Other current assets	40,603	38,503
Total current assets	517,422	481,972
Property, plant and equipment, net	169,132	171,590
Goodwill	74,245	37,193
Other intangible assets, net	18,489	8,558
Deferred income taxes – long-term	40,131	41,683
Other long-term assets, net	69,436	59,033
Total assets	$888,855	$800,029

Current liabilities
Current portion of long-term debt	$219	$290
Accounts payable	51,282	44,661
Accrued expenses and other current liabilities	147,175	112,476
Total current liabilities	198,676	157,427
Long-term debt	296	513
Other long-term liabilities	88,778	84,877
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 48,472 outstanding at 4/29/17 and 49,331 outstanding at 4/30/16	48,472	49,331
Capital in excess of par value	289,632	279,339
Retained earnings	284,698	252,472
Accumulated other comprehensive loss	(32,883)	(34,000)
Total La-Z-Boy Incorporated shareholders’ equity	589,919	547,142
Noncontrolling interests	11,186	10,070
Total equity	601,105	557,212
Total liabilities and equity	$888,855	$800,029

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Unaudited For the Fiscal Year Ended
(Amounts in thousands)	(52 weeks) 4/29/2017	(53 weeks) 4/30/2016
Cash flows from operating activities
Net income	$86,984	$80,963
Adjustments to reconcile net income to cash provided by operating activities
(Gain) loss on disposal of assets	(224)	384
Gain on sale of investments	(471)	(436)
Deferred income tax expense	569	4,581
Provision for doubtful accounts	(291)	(660)
Depreciation and amortization	29,131	26,517
Stock-based compensation expense	8,864	8,292
Pension plan contributions	(2,300)	(7,000)
Change in receivables	(7,850)	10,730
Change in inventories	12,517	(14,621)
Change in other assets	(1,211)	4,148
Change in accounts payable	4,541	(1,007)
Change in other liabilities	15,915	470
Net cash provided by operating activities	146,174	112,361
Cash flows from investing activities
Proceeds from disposals of assets	761	3,054
Capital expenditures	(20,304)	(24,684)
Purchases of investments	(29,763)	(21,009)
Proceeds from sales of investments	19,954	28,721
Acquisitions, net of cash acquired	(35,878)	(23,311)
Change in restricted cash	(23)	659
Net cash used for investing activities	(65,253)	(36,570)
Cash flows from financing activities
Payments on debt	(288)	(508)
Payments for debt issuance costs	—	—
Stock issued for stock and employee benefit plans	3,566	420
Excess tax benefit on stock option exercises	1,737	1,264
Purchases of common stock	(35,957)	(44,082)
Dividends paid	(20,655)	(18,141)
Net cash used for financing activities	(51,597)	(61,047)
Effect of exchange rate changes on cash and equivalents	178	(688)
Change in cash and equivalents	29,502	14,056
Cash and equivalents at beginning of period	112,358	98,302
Cash and equivalents at end of period	$141,860	$112,358

Supplemental disclosure of non-cash investing activities Capital expenditures included in accounts payable	$1,795	$—

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Unaudited For the Fiscal Quarter Ended		Unaudited For the Fiscal Year Ended
(Amounts in thousands)	(13 weeks) 4/29/2017	(14 weeks) 4/30/2016	(52 weeks) 4/29/2017	(53 weeks) 4/30/2016
Sales
Upholstery segment:
Sales to external customers	$271,560	$284,311	$986,917	$1,027,615
Intersegment sales	53,755	50,609	204,526	188,190
Upholstery segment sales	325,315	334,920	1,191,443	1,215,805

Casegoods segment:
Sales to external customers	22,530	23,084	87,181	92,601
Intersegment sales	3,513	3,225	13,047	9,939
Casegoods segment sales	26,043	26,309	100,228	102,540

Retail segment sales	118,032	109,188	443,238	402,479

Corporate and Other:
Sales to external customers	584	487	2,724	2,703
Intersegment sales	1,686	1,126	6,437	3,720
Corporate and Other sales	2,270	1,613	9,161	6,423

Eliminations	(58,954)	(54,960)	(224,010)	(201,849)
Consolidated sales	$412,706	$417,070	$1,520,060	$1,525,398

Operating Income (Loss)
Upholstery segment	$43,917	$39,537	$146,235	$134,193
Casegoods segment	2,036	1,642	8,623	7,734
Retail segment	7,690	6,288	19,205	25,567
Corporate and Other	(10,880)	(13,222)	(43,482)	(45,105)
Consolidated operating income	$42,763	$34,245	$130,581	$122,389

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

(Amounts in thousands, except per share data)	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
Fiscal Quarter Ended	7/30/2016	10/29/2016	1/28/2017	4/29/2017
Sales	$340,783	$376,579	$389,992	$412,706
Cost of sales	207,252	227,885	233,875	244,506
Gross profit	133,531	148,694	156,117	168,200
Selling, general and administrative expense	111,763	115,526	123,235	125,437
Operating income	21,768	33,168	32,882	42,763
Interest expense	115	117	562	279
Interest income	204	234	241	302
Income from Continued Dumping and Subsidy Offset Act, net	—	—	273	—
Other income (expense), net	(72)	(279)	638	(309)
Income before income taxes	21,785	33,006	33,472	42,477
Income tax expense	7,777	11,901	9,830	14,248
Net income	14,008	21,105	23,642	28,229
Net income attributable to noncontrolling interests	(202)	(272)	(356)	(232)
Net income attributable to La-Z-Boy Incorporated	$13,806	$20,833	$23,286	$27,997

Diluted weighted average common shares	49,594	49,511	49,384	49,181
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.28	$0.42	$0.47	$0.57

Dividends declared per share	$0.10	$0.10	$0.11	$0.11

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

(Amounts in thousands, except per share data)	(13 weeks)	(13 weeks)	(13 weeks)	(14 weeks)
Fiscal Quarter Ended	7/25/2015	10/24/2015	1/23/2016	4/30/2016
Sales	$341,423	$382,891	$384,014	$417,070
Cost of sales	217,191	237,085	236,024	253,062
Gross profit	124,232	145,806	147,990	164,008
Selling, general and administrative expense	104,266	112,412	113,206	129,763
Operating income	19,966	33,394	34,784	34,245
Interest expense	112	133	120	121
Interest income	205	164	204	254
Income from Continued Dumping and Subsidy Offset Act, net	—	—	102	—
Other income (expense), net	1,968	512	(93)	(176)
Income before income taxes	22,027	33,937	34,877	34,202
Income tax expense	7,904	12,278	12,643	11,255
Net income	14,123	21,659	22,234	22,947
Net income attributable to noncontrolling interests	(447)	(707)	(328)	(229)
Net income attributable to La-Z-Boy Incorporated	$13,676	$20,952	$21,906	$22,718

Diluted weighted average common shares	51,043	51,039	50,539	50,262
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.27	$0.41	$0.43	$0.45

Dividends declared per share	$0.08	$0.08	$0.10	$0.10